EXHIBIT 10.2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT BLUM HOLDINGS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is made and entered into effective April 26, 2024 (the “Effective Date”) by and between BLMH Management Services, Inc., a Delaware corporation, (the “Manager”), and Safe Accessible Solutions, Inc., dba “Cookies Sacramento” (the “Company”), and the holder of a commercial cannabis retail license (“Cannabis License”). The Manager and the Company are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company holds a Cannabis License issued by the city of Sacramento (the “City”) and the State of California (the “State”) permitting the Company to engage in adult-use and medicinal cannabis sales at 1716 J St., Sacramento, CA 95811 (the “Premises”).

WHEREAS, the Manager possesses a high level of knowledge and expertise with respect to the management and operation of licensed medicinal and adult-use cannabis retail dispensaries in the State of California.

WHEREAS, the Parties desire to set forth the terms and conditions upon which the Manager will manage the operation of the Company and its retail facilities (the “Operation(s)”) at the Premises.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

1.    Engagement of the Manager. The Company hereby retains and engages the Manager to provide the Services (as hereinafter defined) exclusively pursuant to the terms and conditions of this Agreement, and the Manager hereby accepts such retention and engagement subject to receipt of any approvals required by Applicable Law (as defined below). The Company hereby authorizes the Manager to exercise such powers and to take such actions with respect to the Company as are expressly set forth herein and as may be necessary for the performance of the Manager’s obligations under this Agreement. The Manager hereby accepts such appointment on the terms and conditions hereinafter set forth and agrees to manage, operate, and maintain the Company.

2.    Management Services. During the Term, Manager, at its sole discretion, shall manage the operations and all of the Company’s activities related to the Premises or otherwise related to the Cannabis License (collectively, the “Services”, which shall include, for purposes of illustration, the services set forth on Exhibit A). The Manager will perform the Services in a commercially reasonable manner under the circumstances. The Manager may, but is not obligated to, cause some or all of the Services to be rendered by and/or through third-party contractors, affiliates and/or assignees of the Manager. Each of the Parties acknowledges and agrees that Exhibit A (a) is not, and is not intended to be, a complete listing of all the Services, and (b) may be amended and revised from time to time by written mutual agreement of the Parties to reflect any material changes to those Services as set forth in Exhibit A.

3.    Compliance With Applicable Law. The Parties shall comply with all present and future state, local, and/or federal (to the extent not inconsistent with state and local), statutes, ordinances, rules, regulations, permits, licenses, certificates, and judicial and/or administrative rulings, decisions and/or orders in any way applicable to this Agreement, the Manager, the Company, the Operations, and the Services, including, without limitation, the Adult Medicinal and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), and such other rules, regulations, statutes and guidelines currently or subsequently promulgated with respect to any of the foregoing (“Applicable Law”). The Parties shall maintain the Cannabis License in full force and effect and shall conduct their business in a lawful manner. The Parties shall be responsible for obtaining and maintaining any and all necessary renewals of licenses, certificates, permits, approvals or other authorizations required by Applicable Law. The Company agrees to provide the Manager with prompt notice and copies of any correspondence, notices, violations, complaints, and other materials from regulatory authorities and/or any local licensing authority regarding the Cannabis License or any other Company business.

EXHIBIT 10.2

4.    Manager’s Management Rights. Beginning on the Effective Date and continuing during the Term, Manager shall, to the extent permissible by Applicable Laws, provide the following Services:

4.1.	Review and advice concerning the technical design of existing and planned products or Services;

4.2.	Business development assistance including terms of possible transactions and suggestions during negotiations;

4.3.	Sales assistance through the development of business models and sales strategy;

4.4.	Advice regarding financing, review of proposed term sheets, capitalization planning and, where appropriate, participation in negotiations;

4.5.	Strategic consulting and advice regarding product planning, market development, marketing and public relations; and

4.6.	Introductions to potential strategic partners and other alliance candidates.

Manager shall not be liable, responsible or accountable in damages or otherwise to the Company, its members or managers for any action taken or failure to act by Manager in its business judgment in connection with the management, operation and maintenance of the Company unless such action or omission constitutes fraud or gross negligence. Manager may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by Manager in good faith to be genuine and to have been signed or presented by the proper person. Manager may consult with legal counsel, accountants, appraisers, management consultants, property manager, investment bankers, architects, engineers, environmental consultants and other consultants, and any act taken or omitted to be taken in reliance upon the opinion of such persons as to matters which Manager reasonably believes to be within such person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in conformance with the business judgment rule.

5.    Compensation to Manager. In consideration of the Manager’s performance of the Services, the Manager shall receive 100% of the economic benefit (the “Management Fee”) of the Company.

6.    Payment of Expenses. Manager shall pay all expenses, costs, and liabilities incurred to operate the Company and in performing the Contracted Services during the Term when due in a timely manner. The expenses shall include, but not be limited to, rent, utilities, maintenance and repairs, insurance, inventory, supplies, excise taxes, wages, employment taxes, income taxes, licensing fees.

7.    Personnel. Manager shall be responsible for the recruitment, selection, hiring, firing, compensation, terms, conditions, obligations and privileges of employment or engagement of employees working for the Company. Manager will also recruit new employees and will carry out such administrative functions as may be appropriate for such recruitment, including advertising for and identifying potential candidates, assisting the Company in examining and investigating the credentials of such potential candidates, and arranging interviews with such potential candidates.

EXHIBIT 10.2

8.    Insurance. For the entire Term of this Agreement, the Manager shall, at the Company’s sole cost and expense, arrange for, obtain, and maintain, or cause its agents to arrange for, obtain, and maintain, with responsible insurance carriers admitted and licensed to do business in the applicable jurisdiction, commercial general liability, property and casualty, professional liability and other insurance coverage that is reasonably available and customary for the Company’s business, in amounts that are adequate under Applicable Law and consistent with industry standards, for the entire Term of the Agreement. Each such insurance policy shall name the Manager as an additional insured and loss payee. The Manager, at the Company’s sole cost and expense, shall also arrange for workers’ compensation insurance for all employees of the Company in accordance with Applicable Law and consistent industry standards for the entire Term of the Agreement.

9.    Banking and Bank Accounts.

9.1.

Company Bank Accounts. The Manager, and or their designee, shall be added to all existing bank accounts and shall maintain such bank accounts for the deposit and maintenance of funds from the operation of the Company for the benefit of the Company, and for the management and operation of the Company in the ordinary course of business and as consistent with this Agreement (the “Company Bank Accounts”).

9.2.

Authorization for Company Bank Accounts. The Company shall execute any and all documents necessary to authorize the Manager to deposit funds into, withdraw funds from, and write checks from the Company Bank Accounts for the purpose of operating, managing, and maintaining the Company, including, but not limited to, the payment of expenses and/or financial obligations incurred or undertaken by or on behalf of the Company.

9.3.

Gross Revenue. All Gross Revenue and other proceeds connected with or arising from the operation of the Company, and/or the sale of all products, services, and all other activities of the Company shall be deposited in a Company Bank Account that may be designated by Manager, as approved by the Company. All cash, checks, and/or other payments paid to the Company shall be counted at the close of business on the day that such cash, checks, and/or other payments are received and shall be deposited into a Company Bank Account that may be designated by Manager promptly after receipt thereof.

9.4.

Operating Expenses. All payments for expenses relating to operation of the operation and other expenses permitted under this Agreement shall be made from a Company Bank Account designated by Manager as permitted under Applicable Laws. All expenses incurred by Manager in connection with the Company shall be reimbursable to Manager, from the Company Bank Accounts.

10.	Representations, Warranties, and Covenants.

10.1.	Representations, Warranties and Covenant of the Company. The Company represents, warrants, and covenants to the Manager that, as of the Effective Date and throughout the Term:

10.1.1.

The Company is duly incorporated, validly existing, and in good standing under the laws of the State of California. The Company has the full corporate power and authority to own its assets and properties and to carry on its activities as now conducted and as contemplated to be conducted. The Company has the full corporate power and authority to execute, deliver and perform this Agreement.

EXHIBIT 10.2

10.1.2.

The Company has procured all governmental authorizations that are in full force and effect and all information provided by the Company in connection with the governmental authorizations was and remains true, complete, and correct and does not fail to state a material fact necessary to make any of such information not misleading.

10.1.3.	The Company will maintain in good standing and effect the Cannabis License, and will comply with, all regulatory requirements and governmental authorizations;

10.1.4.

Assuming that all consents, approvals, authorizations have been obtained, the execution, delivery and performance of this Agreement by the Company does not and will not (a) violate, conflict with or result in the breach of any provision of its charter or bylaws (or similar organizational documents), (b) conflict with or violate any state or local law, ordinance, governmental regulation or governmental order applicable to the Company or any of its assets, properties or businesses or (c) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights pursuant to, any contract, agreement or arrangement by which the Company is bound, except to the extent that any such conflict or other event under (b) or (c) above would not prevent or materially hinder the consummation of the transactions contemplated by this Agreement.

10.1.5.

To the best of the Company’s knowledge, the Company has not, and the present officers, directors and affiliates of the Company have not, been the subject of, nor does the Company have any reason to believe that the Company or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state governmental agency. The Company, at its own expense, will timely and fully cooperate with the Manager in its performance of the Services, including timely and fully completing all tasks assigned to the Company by the Manager and performing all the Company’s obligations under this Agreement.

10.1.6.

All information supplied by the Company or their agents to the Manager or its agents will be true, correct, and complete and will not fail to state a material fact necessary to make any of such information not misleading.

10.2.	Representations, Warranties and Covenant of Manager. The Manager represents, warrants, and covenants to the Company that, as of the Effective Date and throughout the Term:

10.2.1.	The Manager will perform the Services in a commercially reasonable manner in accordance with all applicable state and local rules, regulations, and laws.

10.2.2.

To the best of the Manager’s knowledge, the Manager has not been the subject of, nor does the Manager have any reason to believe that the Manager will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state governmental agency.

10.2.3.

The execution and delivery of this Agreement and the performance by the Manager of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation of the Manager.

EXHIBIT 10.2

10.2.4.	Upon execution and delivery of this Agreement, this Agreement will constitute the legal, valid, and binding obligation of the Manager.

10.3.

Survival. The representations, warranties, and covenants of the Company and the Manager set forth in the Agreement will survive the termination of the Agreement for a period of one (1) year, and shall not be lessened or rendered inapplicable by any more specific or general representation, warranty, or covenant, or by a Party’s actual or constructive knowledge of any fact or circumstance to the contrary of any representation, warranty, or covenant of the other Party.

11.    Term. The term of this Agreement shall commence on the Effective Date and continue until terminated by either party as provided in section 12 below (the “Term”).

11.1.1.

Termination. This Agreement may only be terminated by the Manager or upon the consummation of a transaction between the Parties pursuant to which Manager acquires all or substantially all of the membership interests of the Company.

11.2.	Obligations Upon Termination.

11.2.1.

Upon termination of this Agreement, Manager shall promptly deliver to the Company all materials, equipment, tools and supplies, keys, leases, contracts, and documents and such other accountings, data, reports, papers, and records pertaining to this Agreement and the Operations that are the property of the Company and which are in the Manager’s actual or constructive control, as the Company shall reasonably request, it being agreed that following the expiration of the Term of this Agreement or the earlier termination thereof, the Manager shall have no obligation whatsoever to keep, maintain or store any of the records, documents, materials or items listed in the prior sentence, it being the sole obligation of the Company to do so. Manager shall further cooperate with the Company to ensure that the Services are brought to an orderly termination and any work in progress is smoothly transitioned from Manager to the Company or the Company’s designee(s).

12.    Confidential Information. “Confidential Information” means: all information concerning the business or operations of any Party, including product designs, specifications, drawings, program code, mask work designs, models, documentation, components, software, test and development boards, hardware reference code and platforms, architectures, financial and pricing information, business and marketing plans, and actual and potential customers and suppliers, to which the other Party is provided access (in writing, orally or by inspection of tangible objects) by virtue of this Agreement that is either identified as such at the time of disclosure by such Party or would be understood to be of a confidential or proprietary nature by a reasonable person. Confidential Information also includes the terms of this Agreement and the discussions and negotiations between the Parties in connection with this Agreement. Confidential Information shall not include information that the receiving Party can demonstrate through written records: (i) is or becomes generally known to the public through no fault of the receiving Party; (ii) is independently developed by the receiving Party without accessing or referencing the disclosing Party’s Confidential Information; or (iii) is, or was prior to the Effective Date, lawfully obtained by the receiving Party, without restriction as to use or disclosure, from a third party not under an obligation to keep the information confidential.

EXHIBIT 10.2

12.1.

Limitations on Use and Disclosure. The receiving Party agrees that it will not at any time: (i) use, reproduce, or copy any Confidential Information of the disclosing Party except as necessary in connection with the Agreement and as expressly permitted hereunder, or (ii) disclose Confidential Information of the disclosing Party to any third party other than its officers, directors, employees, agents, accountants, agents attorneys and employees, each on a “need to know” basis, in the normal course of business (provided such parties are professionally obligated or have committed in writing to abide by confidentiality and non-use provisions not less stringent than those set forth in this subsection) without the other Party’s prior written consent. If served with a subpoena, court order, or other compulsory process or legal requirement requiring disclosure of Confidential Information, the receiving Party shall promptly notify the disclosing Party of the demand (unless prohibited by law), take reasonable steps to protect the Confidential Information from public disclosure, and limit any such disclosure to the minimum extent necessary to comply with the legal requirement. The receiving Party agrees to reasonably cooperate with the disclosing Party at the disclosing Party’s expense if it decides to oppose production after it receives notice of such opposition, unless the receiving Party (in the opinion of its legal counsel) deems such cooperation is not legally permitted or is otherwise detrimental to it. Upon termination or expiration of this Agreement or an earlier request by the disclosing Party, the receiving Party shall destroy or return, at the other Party’s election, such other Party’s Confidential Information in its possession and certify such return or destruction upon request by such other Party; notwithstanding the foregoing, Manager will not be required to remove copies of any other party’s Confidential Information from any backup media or servers. Neither Party will issue or make, directly or indirectly, any press releases or other public announcements relating to the Agreement or the underlying transaction(s) without the prior written approval of the other Party.

12.2.

Customer Data. “Customer Data” means (1) personally identifiable information such as name, address, email address, phone number, date of birth, and picture; (2) demographic information such as age, gender, or location; (3) behavioral data such as spending habits, order history, and user preferences; and (4) any other information that relates to or identifies specific Customers, in each case that is obtained, accessed, or made available in connection with this Agreement. Company and Owner each agree that it (including its respective employees and personnel) will not access or use any Customer Data. Company agrees that Customer Data is deemed and will be treated at all times during and after the Term as Manager Confidential Information, regardless of whether such information is or becomes public.

13.    Interruption of Business of the Company.

13.1.

Casualty or Condemnation. If, during the Term of this Agreement, the Premises (or any substantial part thereof) is damaged or destroyed or is taken under the power (or threat of the power) of eminent domain, the Manager and the Company shall use commercially reasonable efforts to cause the Premises to be restored to substantially its condition prior to the casualty or taking, or to be reconstructed at a new location, in accordance with the provisions of this Agreement.

13.2.

Suspension of Operations. If the Company is prohibited or substantially prohibited from operating as a result of a decision of a court of competent jurisdiction, administrative hearing or proceeding, law enforcement action or otherwise by operation of Applicable Law, the Parties shall use their best efforts to restore the Company’s legal authority to operate as promptly as possible. If the Cannabis License remains in good standing and the Company continues to engage in commercial cannabis activity pursuant to such license, the Manager shall continue to provide Services solely with respect to such Cannabis License.

EXHIBIT 10.2

14.    Indemnification.

14.1.

The Manager shall to the fullest extent allowable by Applicable Law, indemnify, defend (using counsel acceptable to Company) and hold harmless the Company and its affiliates and each of their respective officers, managers, members, directors, employees, stockholders, partners, representatives and agents from and against any and all liabilities, obligations, claims, losses, causes of action, suits, proceedings, awards, judgments, settlements, demands, damages, costs, expenses, fines, penalties, attorneys’ fees, arising directly or indirectly out of any acts or omissions of the Manager, its agents or employees. The indemnities in this Section 16.2 shall survive for a period of twelve (12) months following the expiration or termination of this Agreement. It is agreed that, under no circumstances shall the Manager be held liable to the Company or to any other party for events constituting Force Majeure.

15.    Limitation of Liability

15.1.

EXCEPT IN CASES OF WILLFUL OR INTENTIONAL ACTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT DAMAGES, OR PUNITIVE DAMAGES, OR LOST PROFITS, BUSINESS, OR REVENUE, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS SECTION DOES NOT LIMIT EITHER PARTY’S INDEMNITY AND DEFENSE OBLIGATIONS ABOVE, INCLUDING FOR ANY CLAIMS BY THIRD PARTIES FOR THE PAYMENT OF ANY CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, OR LOST PROFITS, BUSINESS OR REVENUE. THE AGGREGATE LIABILITY FOR DAMAGES, OF WHATEVER NATURE, UNDER THIS AGREEMENT (WHETHER DIRECT OR INDIRECT, OR UNDER CONTRACT, TORT, STATUTE, REGULATION, OR ANY OTHER THEORY OF LAW OR EQUITY) WILL NOT EXCEED, UNDER ANY CIRCUMSTANCES THE MANAGEMENT FEE PAID UNDER THIS AGREEMENT. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE FOREGOING LIMITATION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK BETWEEN THE PARTIES AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

15.2.

No Party shall, by reason of the termination or non-renewal of this Agreement, be liable to the others for any indemnification, compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of any Party, or otherwise.

EXHIBIT 10.2

16.    Notices. All notices and other communications provided herein shall be in writing and effective upon the earliest of: (a) delivery to the recipient personally by messenger or overnight carrier service; (b) three (3) business days after deposit in a sealed envelope in the United States mail, postage prepaid by registered or certified mail, return receipt requested, addressed to the recipient as set forth below; or, (c) one 1 business day after being sent by facsimile transmission or electronic mail. If the date on which any notice to be given hereunder falls on a Saturday, Sunday or legal holiday, then such date shall automatically be extended to the next business day immediately following such Saturday, Sunday or legal holiday. Notices, communications and change of address shall be sent to the parties at the following address, unless otherwise notified in writing.

If to the Manager, then to:

Blum Holdings, Inc.

Email: [***]

If to the Company, then to:

Hayk Serobyan

Phone: [***]

Email: [***]

With Copy to:

___________________

___________________

___________________

Phone: ____________

Email: ____________

A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

17.    Dispute Resolution. In the event that any disagreement, dispute or claim arises among the Parties hereto with respect to the enforcement or interpretation of this Agreement (collectively, a “Dispute”), such Dispute shall be settled in accordance with the following procedures:

17.1.

Informal Resolution & Mediation. The Parties shall first attempt in good faith to resolve their dispute through in-person negotiation between authorized representatives of each of the Parties with authority to settle the relevant Dispute. Either Party may commence this negotiation by delivering written notice to the other Party pursuant to the terms outlined in this Agreement. The Parties may agree to engage the services of a jointly agreed-upon mediator to facilitate this in-person meeting, in which case they agree to share equally in the costs of the mediation. If the Dispute cannot be settled amicably within fourteen (14) days of delivery of written notice or the in-person meeting of authorized representatives, whichever comes later, then the Dispute shall be resolved through arbitration.

17.2.

Arbitration. Any Dispute shall be submitted to and resolved by binding arbitration (the “Arbitration”). The Arbitration shall be initiated by a Party by delivering written notice of intent to arbitrate to the other Parties. Within thirty (30) days after delivery of such notice, unless the Parties mutually agree otherwise, the Arbitration shall be initiated and administered by and in accordance with the then current Rules of JAMS. The arbitrator shall apply California substantive law and shall have the power to enforce the rights, remedies, duties, liabilities and obligations of discovery by the imposition of the same terms, conditions and penalties as can be imposed in like circumstances in a civil action by a court of competent jurisdiction of the State of California. The arbitrator shall have the power to grant all legal and equitable remedies provided by California law and award compensatory damages provided by California law, except that punitive damages shall not be awarded. The arbitration award shall be final and binding upon the Parties.

EXHIBIT 10.2

17.3.

Attorney’s Fees and Costs. The prevailing Party in any Arbitration hereunder shall be awarded reasonable attorneys’ fees, expert and non- expert witness costs and any other expenses incurred directly or indirectly with said Arbitration, including without limitation the fees and expenses of the arbitrator(s). Any Party shall have the right to recover all reasonable attorney’s fees and costs incurred to enforce any judgment and/or collect any monies due pursuant to this Agreement, in addition to any other relief or damages to which such Party may be entitled.

17.4.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.3. IF ANY PARTY REFUSES TO SUBMIT TO ARBITRATION, SUCH PARTY MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR OTHER APPLICABLE LAW.

18.    Assignments. The Company may not assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the Manager.

19.    Entire Agreement. The Recitals and all Exhibits to this Agreement are hereby incorporated by reference into, and made a part of, this Agreement. This Agreement, together with the Recitals and all Exhibits, contains the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, understandings, inducements, and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and usage of the trade inconsistent with any of the terms of this Agreement.

20.    Severability. In the event that any provision of this Agreement is deemed unlawful or otherwise unenforceable by any tribunal of competent jurisdiction, that provision will be changed and interpreted to accomplish the objectives of the provision to the greatest extent possible under applicable law and the remaining provisions will continue in full force and effect. Each and every provision or restriction set forth in this Agreement is independent and severable from the others, and no provision or restriction will be rendered unenforceable by virtue of the fact that, for any reason, any other provision or restriction may be unenforceable in whole or in part.

EXHIBIT 10.2

21.    Amendment; Waiver. This Agreement may not be modified or amended other than by an agreement in writing signed by the Parties. Any waiver or failure to enforce any provision of this Agreement on one occasion will not be deemed a waiver of any other provision or of that provision on any other occasion. No waiver will be effective unless it is in writing and is signed by the Party asserted to have granted that waiver.

22.    No Third-Party Beneficiaries. This Agreement does not and is not intended to confer any rights or remedies in this Agreement to any person or entity other than the Parties. All duties and responsibilities undertaken under this Agreement are for the sole and exclusive benefit of the Parties and not for the benefit of any other party.

23.    Further Assurances. Each Party will perform any further acts and execute and deliver any documents that may be reasonably necessary or appropriate to fully carry out the provisions, intent, and purposes of this Agreement.

24.    Headings and Construction. The titles and headings to Sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All use of the words “include” and “including” mean “include/including without limitation.”

25.    Governing Law and Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of California without regard to conflicts of laws principles. Each of the Parties hereby consents to the jurisdiction of the state and federal courts located in Sacramento County, California and waives any objections to venue and any claim that the forum is inconvenient.

26.    Equitable Relief. The Company acknowledges and agrees that the actual or threatened breach of Section 17 will cause irreparable damage to the Manager for which an adequate remedy at law does not exist; and, in the event of such a breach or threatened breach, the Manager will have, in addition to any and all remedies of law, the right to seek equitable relief, including injunctive relief, without the requirement of posting bond or other security.

27.    Representation by Counsel. Each Party acknowledges and agrees that it is represented by legal counsel (or had the opportunity to be represented by legal counsel) in connection with this Agreement and that it and its counsel have reviewed and revised this Agreement, or have had an opportunity to do so, and that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be employed in the interpretation of this Agreement, any Exhibits, or any amendments to this Agreement or Exhibits.

28.    Legal Compliance and Condition of Performance.

28.1.

The Parties represent and agree that they will use all reasonable and appropriate efforts to assure that those activities required or undertaken by them, their respective employees, and/or their respective agents pursuant to the terms of this Agreement are in compliance with Applicable Law, including, but not limited to, state statutes and regulations that specifically apply to licensed cannabis retailers, cultivators, manufacturers, and distributors, statutes and regulations that specifically apply to the sale, cultivation, manufacturing, and distribution and/or use of controlled substances or narcotics and all applicable standards and rules of licensing and accrediting agencies with jurisdiction over either Party.

EXHIBIT 10.2

28.2.

The Parties further agree that the validity, enforceability, and performance of this Agreement is expressly conditioned upon the lawfulness of owning and/or operating a business engaged in the licensed commercial cannabis activity under Applicable Law.

28.3.

Upon promulgation of any new Applicable Laws or amendments to Applicable Laws which pose or may pose a significant regulatory or other legal risk to either Party, or if it is determined by an authority having jurisdiction over the Company that a term or provision contained herein is noncompliant with an existing Applicable Law, the Parties shall negotiate in good faith and shall amend this Agreement to the least extent possible while still satisfying Applicable Law. If the Parties are unable to agree upon an amendment within thirty (30) days after commencing negotiations, either Party may submit the matter to Arbitration; provided, however, that in addition to any other relevant evidence that a Party may present, each Party shall submit its proposed amendment and the arbitrator shall decide which version most effectively carries out the intent of this Section.

29.    Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, and all of which together will constitute one and the same instrument. Signatures may be given by facsimile or other electronic transmission (e.g., DocuSign or EchoSign), and such signatures will be fully binding on the Party sending the same. Any xerographic, .PDF, or similar copy of this Agreement, with all signatures reproduced on one or more sets of signature pages, will be considered for all purposes as if it were an executed counterpart of this Agreement.

[Signature page Follows]

EXHIBIT 10.2

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MANAGER:

Blum Management Holdings, Inc.

By: /s/ Sabas Carrillo

Print Name: Sabas Carrillo

Title: CEO

COMPANY:

Safe Accessible Solutions, Inc.

By: /s/ Gayk Serobyan

Print Name: Gayk Serobyan

Title: CEO

EXHIBIT 10.2

EXHIBIT A

SERVICES